Exhibit 10.13

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

PROCESS TECHNOLOGY AND IP LICENSE AGREEMENT

This PROCESS TECHNOLOGY AND IP LICENSE AGREEMENT (this “Agreement”) is entered into as of September 28, 2012 by and between Atmel Corporation, a Delaware corporation (“Licensor”), Adesto Technologies Corporation, a California Corporation (“Parent”) and Artemis Acquisition LLC, a California Limited Liability Company (“Licensee”). Each of Parent, Licensor and Licensee are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Licensor, Licensee and Parent have entered into a Purchase and Sale Agreement, dated as of July 12, 2012, ad amended to date (as amended, the “Purchase Agreement”) pursuant to which Licensee purchased and acquired from Licensor the Purchased Assets and assumed the Assumed Liabilities (as such terms are defined in the Purchase Agreement).

B. In connection with the Acquisition (as defined in the Purchase Agreement), and in consideration therefore, Licensor wishes to grant to Licensee and its Affiliates a limited license to use the Licensed Intellectual Property (as defined herein) from and after the Closing (as defined in the Purchase Agreement) in order for Licensee to commercialize the Licensed Products (as defined herein) under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Definitions

1.1 Construction. Except to the extent that the context otherwise requires:

(a) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b) The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) When a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(d) The word “include,” “includes,” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation,” unless otherwise specified.

(e) A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns to the extent that a successor or assign has succeeded to, or been assigned rights under, this Agreement in accordance with Section 7.3 hereof.

(f) Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder. The parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof and thereof.

1.2 Definitions. When used in this Agreement with initial letters capitalized, the following terms will have the meanings specified below. In addition, capitalized terms used in this Agreement but not defined in this Agreement will have the meaning ascribed to them in the Purchase Agreement.

(a) “Action” has the meaning set forth in Section 4.3 hereof.

(b) “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person; provided, however, with respect to Licensee only, if a venture capital firm or other professional investment firm directly or indirectly controls Licensee’s ultimate parent, then Affiliate shall not include the venture capital firm, the professional investment firm or any other portfolio companies directly or indirectly controlled by such venture capital firm or professional investment firm (excluding Licensee, Licensee’s ultimate parent and any Person controlled by that parent).

(c) “Agreement” has the meaning set forth in the preamble hereto.

(d) “Authorized Service Provider” means a third party contracted by, as the context requires, Licensee or Licensor or their respective Affiliates to provide products or services to Licensee or Licensor or their respective Affiliates. Authorized Service Providers include contract design houses, foundry and other contract manufacturers, assembly, and test houses.

(e) “Bankruptcy Law” has the meaning set forth in Section 6.2(b) hereof.

(f) “Confidential Information” has the meaning set forth in the Purchase Agreement.

(g) “Durable Marks” means Marks, product i.d’s and similar markings that are incorporated in the Purchased Assets and not commercially reasonable for Licensee to change. For example, Durable Marks include markings imprinted on masks or reticles. Durable Marks also include product i.d.’s, including as implemented in trimming bits or in software programs. Durable Marks do not include Marks incorporated in user documentation.

(h) “Equipment Recipes” means individual equipment settings and configurations stored in or existing in the particular equipment or servers that implement the Licensor Process Technology. “Equipment Recipes” do not include sequences, process flows or any other aspect of the Licensor Process Technology other than the equipment settings and configurations referred to herein.

(i) “Flash Memory Product” means a standalone semiconductor device that (i) stores data as its primary purpose and function, (ii) uses an array of memory cells, made from floating gate transistors, that can be electrically erased and reprogrammed, (iii) does not use select transistors within any memory cell, and (iv) does not offer a capability of erasing less than 256 bytes in a single operation; provided, however, that Flash Memory Products do not include any (1) EEPROM or substantially similar memory product, (2) microcontroller products, (3) system on a chip semiconductor products having or containing an embedded memory capability or function, (4) memory products with analog, radio frequency or digital functions not related to the storage of data, or (5) other application specific integrated circuits with functionality similar to any of the devices or products described in clauses (1), (2), (3) or (4) of this definition.

(j) “Improvement” means any improvement, modification, derivative, enhancement, and/or refinement to or of the Licensor Process Technology or the PDK IP.

(k) “Intellectual Property Rights” means (a) trade secrets, proprietary or confidential information, supplier and customer information, inventions, know-how, formulae and processes, software and firmware, schematics, circuit designs, architectures, design databases, documentation, invention disclosures; (b) patents (including all reissues, divisions, continuations and extensions thereof) and patent applications (collectively, “Patents”); (c) copyrights, copyright registrations, copyright applications, moral rights, mask works, mask work registrations, industrial designs and registrations and applications therefor; (d) trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications (collectively, “Marks”); and (e) any other technology, information, data or legal rights of a similar nature to the above.

(l) “Licensable” means that Licensor has the right to license the respective right under the terms of this Agreement without payment of consideration by, or other detriment to, Licensor.

(m) “Licensed Intellectual Property” means the (i) Intellectual Property Rights (excluding Patents) owned or Licensable by Licensor which are embodied in the Licensor Process Technology or the PDK IP; (ii) Licensed Patents; and (iii) Durable Marks. Notwithstanding anything to the contrary, the “Licensed Intellectual Property” does not include any rights in Marks other than to the Durable Marks.

(n) “Licensed Patents” means any Patent (including all reissues, divisions, continuations and extensions thereof) owned or Licensable by Licensor as of the Closing Date or during the term of this Agreement that, absent a license, would be infringed by, or is essential to the practice of, the manufacture, use, sale, offer for sale, distribution, import or other disposal of Flash Memory Products.

(o) “Licensor Process Technology” means (i) the Licensor semiconductor manufacturing process technology used to manufacture Flash Memory Products listed in Exhibit A-1; (ii) the Equipment Recipes; and (iii) Improvements of either of the foregoing. Licensor Process Technology shall not include any PDK IP.

(p) “Licensed Product” means a Flash Memory Product that is manufactured for sale by Licensee or its Affiliates.

(q) “Licensor Product” means any product, other than a Flash Memory Product, that is manufactured for sale by Licensor or its Affiliates.

(r) “PDK IP” means that process design kit (PDK) technology that is listed in Exhibit A-2; and Improvements thereof. Notwithstanding anything to the contrary, “PDK IP” does not include any Licensor Process Technology or other process flows or integrations of process flows based upon or derived from Licensor Process Technology.

(s) “Transferred Patents” means any Purchased Asset that is a Patent, including the Patents listed in Exhibit B hereto.

(t) “Warranting Party” has the meaning set forth in Section 4.1 hereof.

2. Rights and Licenses

2.1 Licensor License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and its Affiliates a non-exclusive, worldwide, non-assignable and non-transferable (except as permitted under Section 7.3) [*], perpetual, irrevocable license, without the right to sublicense (except to the extent contemplated under this Section 2.1) under the Licensed Intellectual Property, to:

(a) make or have made (including design, develop and test) Licensed Products, and to use, sell, offer for sale, import or otherwise dispose of Licensed Products so made; and

(b) disclose, solely to the extent necessary, Licensor Process Technology and the PDK IP to Authorized Service Providers; provided, however that prior to such disclosure Licensee or its Affiliate shall have entered into a valid and binding customary foundry agreement with each Authorized Service Provider that, among other things, (i) includes confidentiality and use restrictions at least as protective of the Licensor Process Technology, the PDK IP and the Confidential Information as are contained in this Agreement, (ii) limits such Authorized Service Providers to using the Licensor Process Technology and Licensed Intellectual Property made available to Licensee pursuant to this Agreement solely for making (including designing, developing and testing) Licensed Products for Licensee or its Affiliates as contemplated under this Agreement, and (iii) requires the Authorized Service Provider to return all Licensor Process Technology, Licensed Intellectual Property and all Confidential

* Confidential Treatment Requested

(c) Information to Licensee or its Affiliate (including all copies thereof) upon termination of such use or any breach of such agreement; and

(c) to grant sublicenses under the Licensed Patents to Authorized Service Providers, solely to the extent the Authorized Service Provider is providing Licensed Products, components thereof or related services to Licensee or its Affiliates.

2.2 Improvements

(a) The licenses granted in Section 2.1 include the right for Licensee and its Affiliates, at its own cost and expense, to make Improvements, including process shrinks and porting processes to different foundries. Licensee shall own the Improvements that it solely develops or creates.

(b) Licensee agrees to grant, and hereby does grant, to Licensor a nonexclusive, worldwide, [*], perpetual, irrevocable license, with the right to sublicense to (i) Affiliates and (ii) Authorized Service Providers solely for making products for Licensor or its Affiliates, to use the Improvements to design, develop, make, have made, use, import, export, offer to sell, and sell or otherwise distribute any products. Licensee has no obligation to disclose, transfer or support the Improvements.

2.3 Licensee License Grant. Subject to the terms and conditions of this Agreement, Licensee hereby grants to Licensor and its Affiliates a non-exclusive, worldwide, non-assignable and non-transferable (except as permitted under Section 7.3), [*], perpetual, irrevocable license, without the right to sublicense (except to the extent contemplated under this Section 2.3) under the Transferred Patents, to:

(a) make or have made (including design, develop and test) Licensor Products, and to use, sell, offer for sale, import or otherwise dispose of Licensor Products so made; and

(b) to grant sublicenses under the Transferred Patents to Authorized Service Providers, solely to the extent the Authorized Service Provider is providing Licensor Products, components thereof or related services to Licensor or its Affiliates.

2.4 Limitations. The Parties acknowledge and agree that nothing contained in this Agreement shall be construed as:

(i) An agreement by Licensor (or Licensee) to bring or prosecute actions or suits against third parties for infringement of Licensed Intellectual Property Rights (or Transferred Patents) or any other right, or conferring any right upon Licensee (or Licensor) to bring or prosecute actions or suits against third parties for infringement of Licensed Intellectual Property Rights (or Transferred Patents) or any other right;

(ii) Conferring on Licensee any right to use in advertising, publicity or otherwise any Licensor trademark, trade name or names, or any contraction, abbreviation or simulation thereof; or

* Confidential Treatment Requested

(iii) An obligation upon Licensor to furnish any technical information or know-how to Licensee except as specifically provided herein; or

(iv) conferring upon a Party as licensee or any third party (whether by implication, operation of law, estoppel or otherwise) any right or license not expressly granted by the other Party as licensor under this Agreement.

2.5 Ownership. As between Licensor and Licensee, Licensor or its Affiliates shall own all right, title and interest in and to the Licensor Process Technology, the Confidential Information and all Intellectual Property Rights therein (other than the Improvements, which shall be owned by Licensee in accordance with, and subject to, Section 2.2(a)).

3. Implementation of Licensor Process Technology

3.1 Responsibility for Implementation. Licensee shall be solely responsible for the implementation of the Licensor Process Technology and PDK IP in the manufacture of the Licensed Products; provided, however, that the Parties may agree for Licensor to provide support services to Licensee such as transition services, and Licensor’s obligation to provide any such support services shall then be limited to those expressly required in a signed, written agreement for such services (including the Transition Services Agreement).

4. Warranty, Indemnity and Limitation of Liability

4.1 Authority Relative to this Agreement. Each Party (“Warranting Party”) hereby represents and warrants to the other Party as follows:

(a) It has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b) The execution and delivery of this Agreement by the Warranting Party and the consummation by the Warranting Party of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other proceedings on the part of such Warranting Party are necessary to authorize this Agreement or to consummate the transactions so contemplated; and

(c) This Agreement has been duly and validly executed and delivered by the Warranting Party and, assuming the due authorization, execution and delivery by the other Party, constitutes a legal, valid and binding obligation of such Warranting Party enforceable against such Warranting Party in accordance with its terms.

4.2 Disclaimer. EXCEPT AS EXPRESSLY STATED IN THE PURCHASE AGREEMENT OR IN THIS ARTICLE 4 (WARRANTY, INDEMNITY AND LIMITATION OF LIABILITY), EACH PARTY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, WITH RESPECT TO THE LICENSED PRODUCTS, LICENSOR PRODUCTS, LICENSOR PROCESS TECHNOLOGY, PDK IP, LICENSED INTELLECTUAL PROPERTY, TRANSFERRED PATENTS AND ANY OTHER CONFIDENTIAL INFORMATION, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-

INFRINGEMENT. THE LIMITATIONS OF LIABILITY HEREIN SHALL APPLY TO ANY DAMAGES, HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, WHETHER DERIVED FROM CONTRACT, TORT (INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE), OR ANY OTHER LEGAL THEORY, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER THE LIMITED REMEDIES UNDER THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

4.3 Licensor Indemnity. Subject to Section 4.5, Licensor shall defend Licensee and its Affiliates and their respective stockholders, officers, directors, employees, agents, successors and assigns against any third party claim, suit or proceeding (collectively, “Action”) alleging that the Licensor Process Technology, PDK IP or Durable Marks or their use in accordance with this Agreement, solely unmodified in the form provided by Licensor and used solely as contemplated herein, infringes or misappropriates any third party Intellectual Property Rights, subject to the limitations hereinafter set forth. Licensor will have sole control of any such Action or settlement negotiations, and Licensor agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Licensee in any such Action defended by Licensor excluding any amount thereof that is not attributable to infringement or misappropriation resulting from the use of Licensor Process Technology, PDK IP or Durable Marks in the form provided by Licensor and used solely as contemplated herein. Notwithstanding the foregoing, Licensor shall have no obligation to defend or settle any Action or to pay any judgment or other amounts to the extent arising from (i) any Improvement or modification of the Licensor Process Technology or PDK IP not made by Licensor; or (ii) any combination of the Licensor Process Technology or PDK IP with technology or other items not provided by Licensor. Licensee agrees that Licensor will be relieved of the foregoing obligations if Licensee fails to (i) notify Licensor promptly in writing of such Action and such failure prejudices the defense of such Action, (ii) give Licensor authority to proceed with sole control of the Action as contemplated herein, or (iii) give Licensor proper and full information and assistance in order to settle and/or defend any such Action. Licensor will not be liable for any costs or expenses incurred without its prior written authorization. Licensee shall have the right to participate with Licensee’s own counsel at Licensee’s sole expense in the defense of any claim against Licensee and Licensor shall not settle any such claim or take any action in prejudice to Licensee’s interests without Licensee’s written consent, which shall not be unreasonably withheld, conditioned or delayed. In the event of any Action, Licensor shall have the right to (a) modify the Licensor Process Technology or PDK IP to avoid the alleged infringement, provided such modifications do not result in any material loss of functionality to the Licensee of the Licensor Process Technology or PDK IP, or (b) obtain any necessary license or other right to enable Licensee to continue to use the Licensor Process Technology or PDK IP substantially as contemplated herein without infringement.

4.4 Licensee Indemnity. Except to the extent of claims of infringement for which Licensor has an obligation to indemnify Licensee under Section 4.3 or to the extent arising from the Purchased Assets or Licensor’s breach of the Purchase Agreement, Licensee shall defend Licensor and its Affiliates against any Action to the extent arising from Licensee’s use of any Improvements or modifications by Licensee of Licensor Process Technology or PDK IP made by or for Licensee, any combination of the Licensor Process Technology or PDK IP with technology or other items not provided by Licensor, or Licensee’s own products. Licensee will have sole control of any such Action or settlement negotiations, and Licensee agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Licensor in any such Action defended by Licensee. Licensor shall have the right to participate with Licensor’s own counsel at Licensor’s sole expense in the defense of any claim against Licensor or any claim of infringement involving the Licensor Process Technology, PDK IP or other Confidential Information, and Licensee shall not settle any such claim or take any action in prejudice to Licensor’s interests without Licensor’s consent. Licensor agrees that Licensee will be relieved of the foregoing obligations if Licensor fails to (i) notify Licensee promptly in writing of such Action and such failure prejudices the defense of such Action, (ii) give Licensee authority to proceed with sole control of the Action as contemplated herein, or (iii) give Licensee proper and full information and assistance in order to settle and/or defend any such Action.

4.5 Limitation of Liability. Until the date that is twenty-four (24) months from the date of this Agreement, neither Party’s total cumulative liability under this Section 4 of this Agreement shall exceed [*]. Thereafter, neither Party shall have any liability whatsoever under this Section 4 of this Agreement and shall have no obligation to indemnify, or defend, the other Party for any claims or Actions related to this Agreement.

5. Confidentiality. The provisions of Section 10.8, “Confidentiality,” of the Purchase Agreement shall apply to this Agreement mutatis mutandis.

6. Term and Termination

6.1 Term. This Agreement shall commence on the Closing Date and shall remain in effect until the earlier to occur of (i) the expiration date of the last-to-expire Licensed Intellectual Property or (ii) termination of the Agreement in accordance with Section 6.2.

6.2 Termination for Default. Any Party may at any time, without waiving any legal rights or remedies it may otherwise have, immediately terminate this Agreement if any other Party commences a voluntary case under or seeks relief under any bankruptcy or insolvency or analogous law in any jurisdiction inside or outside the United States (“Bankruptcy Law”), has an involuntary case commenced against it under any Bankruptcy Law which remains undismissed and unstayed for a period of thirty (30) days, makes an assignment to the benefit of its creditors, or becomes insolvent or ceases to do business as a going concern.

6.3 Effect of Termination

(a) Upon termination of this Agreement, all rights and licenses granted to Licensee by Licensor hereunder shall terminate immediately, and Licensee shall immediately discontinue any use of Licensor Process Technology, PDK IP, Licensed Intellectual Property and any other Confidential Information. Licensee shall return to Licensor any Confidential Information as required under Article 5. For the avoidance of doubt, upon termination or expiration of this Agreement, Licensee shall have no right whatsoever to use any Confidential Information.

(b) The following provisions of this Agreement shall survive any expiration or termination of this Agreement in accordance with the terms of such provisions: Section 2.2(b), Section 2.4, Article 4, Article 5, Article 6 and Article 7.

* Confidential Treatment Requested

7. General Terms

7.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Licensee, to:

Artemis Acquisition LLC

c/o Adesto Technologies Corporation

1250 Borregas Avenue

Sunnyvale, CA 94089

Attn: Chief Executive Officer

Facsimile:

With a required copy to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attn: Mark A. Leahy, Esq.

Facsimile: (650) 938-5200

If to Parent, to:

Adesto Technologies Corporation

1250 Borregas Avenue

Sunnyvale, CA 94089

Attn: Chief Executive Officer

Facsimile:

With a required copy to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attn: Mark A. Leahy, Esq.

Facsimile: (650) 938-5200

If to Licensor, to:

Atmel Corporation

1600 Technology Drive

San Jose, CA 95110

Attn: Legal Department

Facsimile: 1 408 436 4111

email: legal@atmel.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

7.2 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(b) No failure or delay by any Party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) To the maximum extent permitted by Law, (i) no waiver that may be given by a Party shall be applicable except in the specific instance for which it was given and (ii) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand.

7.3 Successors and Assigns. This Agreement may not be assigned by either Party hereto without the prior written consent of the other Party; provided that, without such consent, Licensee may transfer or assign this Agreement, in whole or in part or from time to time, to (i) one or more of its Affiliates, (ii) by operation of law, or (iii) in connection with any merger, consolidation or sale of all or substantially all of its assets or in connection with any similar transaction. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

7.4 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

7.5 Consent to Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of (a) the State of California, County of Santa Clara, and (b) the United States District Court for the Northern District of California, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Party agrees to commence any such action, suit or proceeding either in the courts of the State of California located in the County of Santa Clara, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the United States district Court for the Northern District of California. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the courts of the State of California located in the County of Santa Clara with respect to any matters to which it has submitted to jurisdiction in this Section 7.5. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the courts of the State of California, County of Santa Clara, or (ii) the United States District Court for the Northern District of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF.

7.6 Specific Performance. In the event of a breach of any of Licensee’s agreements or obligations under this Agreement, Licensor shall have the right, without the posting of any bond, to obtain the specific performance thereof.

7.7 Counterparts. This Agreement may be executed in any number of counterparts, and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.

7.8 Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder; except that in the case of Sections 4.3 and 4.4 hereof, the indemnified Parties and their respective heirs, executors, administrators, legal representatives, successors and assigns, are intended third-party beneficiaries of such sections and shall have the right to enforce such sections in their own names.

7.9 Entire Agreement. This Agreement, the exhibits, Schedules and the other documents, instruments and agreements specifically referred to herein or therein or delivered pursuant hereto or thereto set forth the entire agreement of the Parties with respect to the subject matter (except to the extent of (i) definitions expressly incorporated by reference herein from the Purchase Agreement and (ii) Section 10.8 of the Purchase Agreement, which is incorporated herein as set forth in Article 5 hereof) and supersedes all prior and contemporaneous agreements, covenants, representations, warranties, undertakings and understandings, written or oral, among the Parties with respect to the subject matter hereof.

7.10 Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

7.11 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.12 Joint and Several Liability. Parent and Licensee shall be jointly and severally liable for all obligations, representations, covenants and agreements of Licensee set forth in this Agreement.

7.13 Independent Contractors. The Parties hereto are independent contractors. Nothing contained herein or done pursuant to this Agreement shall constitute either Party the agent of the other Party for any purpose or in any sense whatsoever, or constitute the Parties as partners or joint venturers.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above.

ATMEL CORPORATION

By:	/s/ Stephen Skaggs
Name:	Stephen Skaggs
Title:	SVP

ADESTO TECHNOLOGIES CORPORATION

By:	/s/ Narbeh Derhacobian
Name:	Narbeh Derhacobian
Title:	President and Chief Executive Officer

ARTEMIS ACQUISITION LLC

By:	Adesto Technologies Corporation as sole member and manager of Artemis Acquisition LLC

By:	/s/ Narbeh Derhacobian
Name:	Narbeh Derhacobian
Title:	President and Chief Executive Officer

EXHIBIT A-1

Licensor Process Technology

Licensor Process Technology is that semiconductor manufacturing process technology listed below used to manufacture the Flash Memory Products. The Licensor Process Technology, to be provided by Licensor to Licensee on or about the Closing, includes the process flows, recipes process (including, where relevant, the Equipment Recipes), process controls (including statistics (Cp and Cpk) and OCAPs) for such listed and identified semiconductor manufacturing process technology below to permit Licensor to manufacture the Licensed Products.

Technology	Description
[*]	0.13µm Flash
[*]	0.11µm Flash

* Confidential Treatment Requested

EXHIBIT A-2

PDK IP

The specific process design kits (PDKs) to be provided by Licensor to Licensee on or about the Closing, for all Licensor Process Technologies and all Flash Memory Products, will include the following elements:

1.	Device Lists, Descriptions & Models including the NVM Cell description

2.	Simulation Models

3.	Design Rule Manual

4.	Qualification & Characterization Reports

5.	Verification Decks (LVS, DRC, PE)

6.	Mask Preparation Information

EXHIBIT B

Transferred Patents

[*]

* Confidential Treatment Requested